UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): October 20, 2012

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54335	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	67448
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-3-691-7691

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On October 20, 2012, we, InspireMD Ltd., an Israeli corporation and our wholly-owned subsidiary (“InspireMD Ltd.”), and Svelte Medical Systems, Inc., a Delaware corporation (“Svelte”), entered into the First Amendment to License Agreement (the “First Amendment”), which amended that certain License Agreement between InspireMD Ltd. and Svelte dated March 19, 2010, as supplemented by that certain letter dated March 15, 2011. Pursuant to the terms of the First Amendment, amongst other things, Svelte agreed to reduce the royalty owed to Svelte for sales of our MGuardTM Prime, which uses the Svelte helical stent, from 7% of net sales of MGuardTM Prime outside of the United States, 7% of the first $10,000,000 of net sales in the United States and 10% of net sales in the United States above $10,000,000 to 2.9% of all net sales both inside and outside the United States in exchange for (i) InspireMD Ltd. waiving $85,000 in regulatory fees for the CE Mark that are owed by Svelte to InspireMD Ltd., (ii) InspireMD Ltd. making full payment of all presently owed royalties in the amount of $205,587 due to Svelte as of September 30, 2012 and (iii) $1,763,000, payable in 860,000 shares of our common stock (the “Shares”), that were valued at the closing price of our common stock on October 19, 2012, or $2.05 per share.

The Shares issued to Svelte under the First Amendment were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering. Svelte was an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended) at the time the Shares were offered and issued to Svelte.

The foregoing summary of the First Amendment is not complete, and is qualified in its entirety by reference to the full text of the First Amendment that is attached as an exhibit to this Current Report on Form 8-K as Exhibit 10.1. Readers should review the First Amendment for a more complete understanding of the terms and conditions associated with this transaction.

Item 2.02      Results of Operations and Financial Condition.

On October 22, 2012, we issued a press release announcing (i) the execution of the First Amendment and (ii) our unreviewed sales for the quarter ended September 30, 2012. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, that is furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 3.02      Unregsitered Sale fo Equity Securities.

The information required to be disclosed under this Item 3.02 is set forth above under Item 1.01.

Item 9.01      Financial Statements and Exhibits.

(d)      Exhibits

Exhibit Number	Description
10.1	First Amendment to License Agreement, dated as of October 20, 2012, by and among Svelte Medical Systems, Inc., InspireMD, Inc. and InspireMD Ltd.
99.1	Press release dated October 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inspiremd, inc.

Date: October 23, 2012	By:	/s/ Craig Shore
Name: Craig Shore
Title: Chief Financial Officer